Exhibit 10.3

THIS AMENDED AND RESTATED PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED PROMISSORY NOTE

October 7, 2021

No. A-1	$432,811.00

This Amended and Restated Promissory Note (this “Note”) amends and restates the Promissory Note, dated May 7, 2021 (the “Original Note”), issued by Larkspur Health Acquisition Corp. (“Maker”), in favor of L1 Capital Global Opportunities Master Fund, Ltd. (“Payee”). The terms, conditions and provisions of the Original Note are hereby amended and restated in their entirety effective as of the date hereof so that henceforth the terms, conditions and provisions of the Original Note shall read and be as set forth in this Note and Maker agrees to comply with and be subject to all of the terms, covenants and conditions of this Note effective as of the date hereof. Maker hereby acknowledges and agrees that this Note evidences the outstanding principal balance evidenced by the Original Note, as amended and restated pursuant to the immediately preceding sentence, together with any additional draw down on the principal of this Note. Neither this Note nor anything contained herein shall be construed as a substitution or novation of the outstanding principal balance evidenced by the Original Note or of the Original Note, which shall remain in full force and effect as hereby amended and restated.

Maker promises to pay to the order of Payee the principal sum of up to $432,811.00 in lawful money of the United States of America, on the terms and conditions described below.

1. Principal. The principal balance of this Note shall be repayable on earlier of (the “Maturity Date”) (a) the date on which Maker consummates its initial public offering (“IPO”) and (b) December 31, 2021.

2. Interest. This Note shall bear no interest.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute Events of Default:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of, or other payments on, this Note within five (5) business days following the date when due.

5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable under this Note, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

6. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Larkspur Health Acquisition Corp.

217 W. Main Street
Somerville, NY 08876
Attention: Daniel J. O’Connor, Chief Executive Officer
Email: danjoc64@gmail.com

If to Payee:

L1 Capital Global Opportunities Master Fund, Ltd.
161A Shedden Road, 1 Artillery Court

PO Box 10085
Grand Cayman, Cayman Islands KY1-1001

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider, (iv) the date reflected on a signed delivery receipt, or (vi) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

9. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the trust account (other than interest income earned on such trust account) in which will be deposited the proceeds of Maker’s IPO and the proceeds of the sale of the securities issued in a private placement to be consummated concurrently with the completion of Maker’s IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account (other than interest income earned on such trust account) for any reason whatsoever.

12. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

13. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

LARKSPUR HEALTH ACQUISITION CORP.

By:	/s/ Daniel J. O’Connor
Name:	Daniel J. O’Connor
Title:	Chief Executive Officer

Signature Page to A&R Promissory Note (L1)

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